As filed with the Securities and Exchange Commission on December 21, 2012

Registration No. 333-160320

United states SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1

to

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Floridian Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida	20-4539279
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

175 Timacuan Boulevard

Lake Mary, FL 32746

(Address of Principal Executive Offices) (Zip Code)

Floridian Bank 401(k) Plan

(Full Title of Plan)

Jorge F. Sanchez

Chief Financial Officer

175 Timacuan Boulevard

Lake Mary, FL 32746

(407) 878-2923

(Name, Address and Telephone Number, including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

EXPLANATORY NOTE

Floridian Financial Group, Inc. (the “Registrant”) is filing this Post-Effective Amendment to the Registration Statement on Form S-8 (Registration No. 333-160320) filed with the Securities and Exchange Commission on June 29, 2009 (the “Registration Statement”) to deregister certain securities originally registered by the Registration Statement. The Registration Statement covered the offer and sale of 200,000 shares of the Registrant’s common stock, $5.00 par value per share (the “Common Stock”), pursuant to the Floridian Bank 401(k) Plan.

Therefore, in accordance with the Registrant’s undertaking in the Registration Statement to deregister unsold securities at the termination of the offering, the Registrant is filing this Post-Effective Amendment to remove from registration all of the securities that were previously registered and remain unsold or otherwise unissued including 149,061 unused shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Mary, Florida, on December 21, 2012.

FLORIDIAN FINANCIAL GROUP, INC.

By:	/s/ Jorge F. Sanchez
Jorge F. Sanchez
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Thomas H. Dargan, Jr.	Chief Executive Officer	December 21, 2012
Thomas H. Dargan, Jr.	(Principal Executive Officer) and Director

/s/ Jorge F. Sanchez	Executive Vice President and	December 21, 2012
Jorge F. Sanchez	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Peter B. Heebner	Chairman and Director	December 21, 2012
Peter B. Heebner

/s/ Keith A. Bulko	Director	December 21, 2012
Keith A. Bulko

/s/ Richard M. Dunn	Director	December 21, 2012
Richard M. Dunn

/s/ Truman E. Gailey, Jr.	Director	December 21, 2012
Truman E. Gailey, Jr.

/s/ Jennings L. Hurt, III	Director	December 21, 2012
Jennings L. Hurt, III

/s/ Blaine Staed Lansberry	Director	December 21, 2012
Blaine Staed Lansberry

/s/ Jerome P. McCauley	Director	December 21, 2012
Jerome P. McCauley

	Director	December 21, 2012
John D. Waters